Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 (SEC File No. 333-193337) of Saratoga Resources, Inc. of our report, dated February 14, 2014, related to the oil and gas reserves of Saratoga Resources, Inc. which appears in the Annual Report on Form 10-K of Saratoga Resources, Inc. for the year ended December 31, 2013.

We also consent to reference to our firm as it appears under the caption "Experts" in said registration statement.

Collarini Associates

/s/ Mitchell C. Reece

Mitchell C. Reece

President

Houston, Texas
April 24, 2014